Exhibit 3.127

ARTICLES OF INCORPORATION

OF

REM-SILS OF IOWA, INC.

The undersigned, being of full age and for the purpose of forming a corporation under Iowa Statues Chapter 496A, does hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be REM-SILS OF IOWA, INC.

ARTICLE II

The location and address of this corporation’s registered office and agent in this state shall be c/o CT Corporation System, 2222 Grand Avenue, Des Moines, Iowa 50312.

ARTICLE III

The purpose which the Corporation is authorized to pursue is, or includes the transaction of any or all lawful business for which the corporation may be incorporated under the Iowa Business Corporation Act.

ARTICLE IV

The total authorized shares of this corporation shall consist of Two Thousand Five Hundred (2,500) voting common shares.  The common stock of this corporation shall have a par value of ten dollars per share.

ARTICLE V

Shareholders shall have no rights of cumulative voting.

ARTICLE VI

Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

ARTICLE VII

The name and address of the incorporator of this corporation is:

Nancy G. Barber Walden

Gray, Plant, Mooty, Mooty & Bennett

3400 City Center

33 South Sixth Street

Minneapolis, MN 55402

ARTICLE VIII

The management of this corporation shall be vested in a Board of Directors. The Board of Directors of this corporation shall consist of three (3) directors or such other number of directors as shall be fixed in the manner provided in the By-Laws of this corporation, or as determined by the shareholders called for that purpose.  The names and post office addresses of the first Board of Directors of the corporation are as follows:

Thomas E. Miller

6921 York Avenue South

Minneapolis, Minnesota 55435

Craig R. Miller

6921 York Avenue South

Minneapolis, Minnesota 55435

2

Douglas V. Miller

6921 York Avenue South

Minneapolis, Minnesota 55435

Each Director shall serve until the first annual meeting of shareholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office.

ARTICLE IX

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office.  Any action required or permitted to be taken at a meeting of shareholders may be taken by written action signed by all of the shareholders entitled to vote with respect to the subject matter thereto.

IN WITNESS WHEREOF, the undersigned has set her hand this 28 day of December, 1984.

/s/ Nancy G. Barber Walden
Nancy G. Barber Walden

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 28th day of December, 1984, by Nancy G. Barber Walden.

/s/ Sally J. Baril
Notary Public, Ramsey County, MN
My Commission Expires:

3

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

of

REM-SILS OF IOWA, INC.

To the Secretary of State

of the State of Iowa:

Pursuant to the provisions of Section 58 of the Iowa Business Corporation Act, Chapter 496A, Code of Iowa, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

I.              The name of the corporation is REM-SILS of Iowa, Inc.  The effective date of its incorporation was the 4th day of January, 1985.

II.            The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on August 13, 1987, in the manner prescribed by the Iowa Business Corporation Act:

RESOLVED, that the Articles of Incorporation of the corporation be amended by the addition thereto of the following ARTICLE X:

ARTICLE X

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) liability for any transaction from which the director derived an improper personal benefit; (iv) liability under Section 496A.44 of the Iowa Business Corporation Act; or (v) liability for any act or omission occurring prior to the date when this Article become effective.  If Chapter 496A, the Iowa Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 496A, the Iowa Business Corporation Act.  Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

III.           The number of shares of the corporation outstanding at the time of such adoption was 100; and the number of shares entitled to vote thereon was 100.

IV.           The number of shares voted for such amendment was 100; and the number of shares voted against such amendment was 0.

Dated:	8-13-87

REM-SILS OF IOWA, INC.

By	/s/ Robert E. Miller
Robert E. Miller
Its President

By	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF Hennepin	)

On this 13th day of August, A.D. 1987, before me, Tina M. Chapman, a Notary Public in and for said County, personally appeared Robert E. Miller to me personally known, who being by me duly sworn did say that he is President of said corporation, that the seal affixed to said instrument is the seal of said corporation and that said Articles of Amendment were signed and sealed on behalf of the said corporation by authority of its Board of Directors and the said Robert E. Miller acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

/s/ Tina M. Chapman
Notary Public in and for the State
of Minnesota
Tina M. Chapman

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

REM-SILS OF IOWA, INC.

I, the undersigned, as Secretary of REM-SILS of Iowa, Inc., an Iowa corporation (the “Corporation”), do hereby certify that on the 24 day of May, 2000, the shareholders and directors of the Corporation unanimously resolved to amend the Articles of Incorporation in accordance with the following resolutions:

RESOLVED, that Article I of the Articles of Incorporation of the Corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM SILS of Iowa, Inc.

FURTHER RESOLVED, that this amendment to the Articles of Incorporation of the Corporation shall be effective as of the 1st day of August, 2000.

FURTHER RESOLVED, that Craig R. Miller, the Secretary of the Corporation, be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed with the Secretary of State of the State of Iowa.

I FURTHER CERTIFY that the foregoing amendment has been adopted pursuant to Iowa Code Chapter 490.

IN WITNESS WHEREOF, I have hereunto subscribed my name effective the 24 day of May, 2000.

/s/ Craig R. Miller
Craig R. Miller, Secretary